UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2018

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	033-80623	95-4343413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 W. Broadway, Suite 400 Vancouver, BC		V6H 4B1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 736-3678

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement

On June 15, 2018, Achieve Life Sciences, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company (the “Public Offering”), (a) 710,500  Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase one share of Common Stock (each warrant exercisable for one whole share of Common Stock, a “Warrant”), with each Class A Unit to be offered to the public at an offering price of $4.00 per Class A Unit and (b) 9,158 Class B Units (the “Class B Units”, and collectively with the Class A Units, the “Units”), with each Class B Unit consisting of one share of Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), convertible into 250 shares of Common Stock and Warrants to purchase 250 shares of Common Stock, with each Class B Unit to be offered to the public at an offering price of $1,000 per Class B Unit.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45 day option (the “Overallotment Option”) to purchase up to 450,000 additional shares of Common Stock and/or Warrants to purchase up to 450,000 shares of Common Stock solely to cover over-allotments. The Overallotment Option was exercised in full on June 18, 2018. The Class A Units and Class B Units were not certificated and the shares of Common Stock, Series A Preferred Stock and Warrants comprising such Units were immediately separable and were issued separately in the Public Offering. The Units were offered by the Company pursuant to (i) the registration statement on Form S-1 (File No. 333-224840), and each amendment thereto, which was initially filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2018 and declared effective by the Commission on June 14, 2018 (the “Initial Registration Statement”), and the registration statement on Form S-1 (File No. 333- 225649) (the “462(b) Registration Statement”), filed by the Company with the Commission on June 14, 2018 (the 462(b) Registration Statement together with the Initial Registration Statement, the “Registration Statements”).

On June 19, 2018, the Company issued and sold (i) 1,160,500 shares of Common Stock (which includes 450,000 shares of Common Stock sold pursuant to the exercise of the Overallotment Option), (ii) 9,158 shares of Series A Preferred Stock and (iii) 3,450,000 Warrants (which includes 450,000 Warrants sold pursuant to the exercise of the Overallotment Option) pursuant to the Registration Statements and the Underwriting Agreement. The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company will be approximately $12.2 million.

Each Warrant is immediately exercisable, expires on the five (5) year anniversary of the date of issuance and is exercisable at a price per share of Common Stock of $4.00. Additionally, subject to certain exceptions, if, after the closing date of the Public Offering, (i) the volume weighted average price of the Common Stock for each of 30 consecutive trading days (the “Measurement Period”), which Measurement Period commences on the closing date, exceeds 300% of the exercise price (subject to adjustments for stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such Measurement Period exceeds $500,000 per trading day and (iii) certain other equity conditions are met, and subject to a beneficial ownership limitation, then the Company may call for cancellation of all or any portion of the Warrants then outstanding.

The foregoing summaries of the Underwriting Agreement and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

In connection with the closing on June 19, 2018 of the Public Offering and the Overallotment Option, on June 18, 2018, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation provides for the issuance of the shares of Series A Preferred Stock. With certain exceptions, the shares of Series A Preferred Stock rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Certificate of Designation, the shares of Series A Preferred Stock have no voting rights. However, as long as any shares of Series A Preferred Stock remain outstanding, the Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (c) increase the number of authorized shares of Series A Preferred Stock or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series A Preferred Stock is convertible at any time at the holder’s option into 250 shares of Common Stock, which conversion ratio will be subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations and other similar transactions as specified in the Certificate of Designation. Notwithstanding the foregoing, the Certificate of Designation further provides that the Company shall not effect any conversion of the shares of Series A Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series A Preferred (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

Additionally, subject to certain exceptions and limitations, at any time after the date of issuance, the Company will have the right to cause each holder of the Series A Preferred Stock to convert all or part of such holder’s Series A Preferred Stock in the event that (i) the volume weighted average price of our Common Stock for the Measurement Period exceeds 300% of the conversion price of the preferred stock issued in this offering (subject to adjustment for stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such Measurement Period exceeds $500,000 per trading day and (iii) certain other equity conditions are met, and subject to a beneficial ownership limitation.

The foregoing summary of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01	Other Events.

On June 15, 2018, the Company issued a press release announcing that it had priced the Public Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 19, 2018, the Company issued a press release announcing the exercise of the Overallotment Option and the closing of the Public Offering, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Following the completion of the Public Offering, as of 5:00 p.m. New York City time on June 19, 2018, the Company had outstanding 2,764,276 shares of Common Stock (which includes 313,300 shares of Common Stock issued upon conversion of shares of the Series A Preferred Stock) and 7,906 shares of Series A Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of June 15, 2018, by and between Achieve Life Sciences, Inc. and Ladenburg Thalmann & Co. Inc.

3.1	Certificate of Designation of Preferences, Rights and Limitations, filed with the Delaware Secretary of State on June 18, 2018, with respect to the Series A Preferred Stock.

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Preferred Stock Certificate.

99.1	Press release of Achieve Life Sciences, Inc. dated June 15, 2018.

99.2	Press release of Achieve Life Sciences, Inc. dated June 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.

Date: June 20, 2018	By:	/s/ John Bencich
Name: John Bencich
Title: Chief Financial Officer